UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 10, 2003

NTL Europe, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-30673	13-4105887
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 Purchase Street, Rye, New York		10580
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 921–1800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

Issued Shares

In its Current Report on Form 8-K filed on January 10, 2003, the Company inadvertently stated that it had issued 20,000,000 shares of common stock upon the consummation of the Second Amended Joint Reorganization Plan of NTL Incorporated and Certain Subsidiaries, filed on July 15, 2002 (as modified and confirmed on September 5, 2002) (the “Plan”). In fact, upon consummation of the Plan, the Company issued 19,668,777 shares of its common stock. Pursuant to the Plan, in lieu of the remaining 331,223 shares of common stock, certain claim holders will receive cash in an amount to be determined based upon the market value of the common stock.

Registration Rights Agreement

The Company inadvertently filed an incorrect (not-final) version of the Registration Rights Agreement with the Form 8–K, filed with the Securities Exchange Commission on January 10, 2003. It hereby replaces the incorrect agreement with the correct currently effective version of that agreement. The effective agreement is attached as Exhibit 4.2 to this report and such exhibit is incorporated herein by reference in its entirety.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b)	Not Applicable
(c)	Exhibit. The following exhibits are filed with this report:
4.2	Registration Rights Agreement, dated as of January 10, 2003, by and among NTL Europe, Inc. and the other parties listed on the signature pages thereto
99.1	Press Release, dated January 24, 2003, of NTL Europe, Inc.

Item 9.    Regulation FD Disclosure

Press Release

NTL Europe, Inc. issued a press release on January 24, 2003 regarding the delisting of the cancelled common stock of NTL Incorporated from Nasdaq Europe, effective on January 27, 2003. The Company’s press release announcing this event is attached as Exhibit 99.1 to this report and such exhibit is incorporated herein by reference in its entirety.

[Signature on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTL EUROPE, INC.
(Registrant)

By:	/s/ Jeffrey A. Brodsky
	Name:	Jeffrey A. Brodsky
	Title:	President and Chief Executive Officer

Dated: January 27, 2003

EXHIBIT INDEX

Exhibit	Description

4.2	Registration Rights Agreement, dated as of January 10, 2003, by and among NTL Europe, Inc. and the other parties listed on the signature pages thereto
99.1	Press Release, dated January 24, 2003, of NTL Europe, Inc.